Exhibit 99.2
FINANCIAL SUPPLEMENT
March 31, 2015

Monster Worldwide, Inc. (together with its consolidated subsidiaries, the “Company,” “Monster,” “we,” “our” or “us”) provides this supplement to assist investors in evaluating the Company’s financial and operating metrics. We suggest that the notes to this supplement be read in conjunction with the financial tables. The financial information included in this supplement contains certain non-GAAP financial measures. These measures should be considered in addition to results prepared in accordance with generally accepted accounting principles (“GAAP”), but are not a substitute for, or superior to, GAAP results. The non-GAAP measures included in this supplement have been reconciled to the most comparable GAAP measure. The Company intends to update the financial supplement on a quarterly basis.

Notes to Financial Supplement

Presentation
Stock-based compensation
Non-cash, stock-based compensation expense has been excluded from our non-GAAP financial statements for all periods presented.
“Reallocate to Accelerate”
On February 10, 2015, the Company committed to take a series of cost savings initiatives to reduce costs globally while continuing to support the Company’s new strategy. The initiatives include a global workforce reduction of approximately 300 associates, lease exit costs, impairment of certain assets, and office and general expense controls. Through March 31, 2015, the Company has notified approximately 200 associates in North America and Europe, and has incurred $20.2 million of charges relating to this program. These charges have been excluded from our non-GAAP financial statements for the three months ended March 31, 2015. The Company anticipates additional charges of approximately $3 million to $5 million in the second and third quarters of 2015 in connection with this program.
Facilities costs
During the first quarter of 2014 the Company incurred $6.3 million of charges associated with exited facilities which have been excluded from our non-GAAP financial statements for the three months ended March 31, 2014. The majority of these charges related to facility charges associated with the consolidation of multiple offices into the Company’s new corporate headquarters in Weston, Massachusetts.
Gain on deconsolidation of subsidiaries, net
Prior to January 3, 2014, the Company had a 25% equity investment in a company located in Finland related to a business combination completed in 2001, with the remaining 75% held by Alma Media Corporation (“Alma Media”). Alma Media is a leading media company based in Finland, focused on digital services and publishing in Finland, the Nordic countries, the Baltics and Central Europe. Effective January 3, 2014, the Company expanded its relationship with Alma Media. Monster and Alma Media each contributed several additional entities and businesses into the existing joint venture and formed a significantly larger joint venture where Monster has an equity ownership of 15% with the opportunity to increase ownership up to 20%. The Company also contributed cash of approximately $6.5 million. Following closing, Monster no longer held a controlling interest in its subsidiaries in Poland, Hungary and the Czech Republic and therefore deconsolidated those subsidiaries effective January 3, 2014. The Company accounts for its investment under the equity method of accounting due to the Company’s ability to exert significant influence over the financial and operating policies of the new joint venture, primarily through our representation on the board of directors.
The Company recorded a gain of approximately $14.0 million as a result of the deconsolidation. The gain was measured as the difference between the (a) net fair value of the retained noncontrolling investment and the consideration transferred and (b) the carrying value of the contributed subsidiaries’ net assets of approximately $4.2 million. The fair value of the retained noncontrolling investment was approximately $24.8 million which was determined based on the present value of estimated future cash flows. The Company also recognized $1.8 million of accumulated unrealized currency translation loss related to the net assets of the subsidiaries contributed by Monster.

As a result of the deconsolidation, the Company recorded a net gain of approximately $12.0 million during the first quarter of 2014 which has been excluded from our non-GAAP financial statements for the three months ended March 31, 2014.
Gain on partial sale of equity method investment
In 2008, the Company acquired a 50% equity interest in a company located in Australia, CareerOne Pty Limited ("CareerOne"). On March 31, 2015, the Company sold the majority of its 50% equity interest in CareerOne in an arms-length transaction, leaving the Company with a 10% interest. Total cash received from the transaction was $9.1 million, and the sale resulted in recognition of a pre-tax gain of $8.8 million in the first quarter of 2015. This gain has been excluded from our non-GAAP financial statements for the three months ended March 31, 2015. As a result of the sale, the Company no longer has the ability to exercise significant influence over CareerOne. Therefore, effective March 31, 2015, the remaining 10% interest retained by the Company is being accounted for under the cost method.
3.50% Convertible Senior Notes Due 2019
On October 22, 2014, the Company consummated an offering of $143.8 million aggregate principal amount of its 3.50% convertible senior notes due 2019 (the “Notes”), which includes $18.8 million in aggregate principal amount of Notes sold pursuant to the over-allotment option that was previously granted to the initial purchasers of the Notes and exercised by the initial purchasers on October 21, 2014. The Company received net proceeds of $139.0 million from the sale of the Notes, after deducting fees and expenses of $4.7 million. The Notes are unsecured, senior obligations of Monster, that bear interest at a rate of 3.50% per annum, payable in arrears on April 15 and October 15 of each year to holders of record at the close of business on the preceding April 1 and October 1, respectively. The Notes will mature on October 15, 2019, unless converted or repurchased in accordance with their terms prior to such date.
In connection with the offering of the Notes, Monster entered into capped call transactions with an affiliate of one of the initial purchasers. The Company used $16.5 million of the net proceeds to pay for the cost of the capped call transactions, $82.5 million to repay in full the term loan outstanding as of the date of issuance, and $40.0 million to repay a portion loans outstanding under the revolving credit facility.
In accordance with ASC 470-20, Debt with Conversion and Other Options, the Notes were separated into debt and equity components and assigned a fair value. The value assigned to the debt component was the estimated fair value, as of the issuance date, of similar debt without the conversion feature. The difference between the cash proceeds and this estimated fair value represents the value which was assigned to the equity component and was recorded as a debt discount. The debt discount is being amortized using the effective interest method from the date of issuance through the October 15, 2019 maturity date.
The initial debt component of the Notes was valued at $122.8 million, based on the contractual cash flows discounted at an appropriate market rate for non-convertible debt at the date of issuance. The carrying value of the permanent equity component reported in additional paid-in-capital was initially valued at $20.2 million, which is net of $0.7 million of fees and expenses allocated to the equity component.
During the first quarter of 2015, the Company recognized $1.0 million of amortization of the debt discount and $0.2 million of deferred financing fees relating to the Notes which have been excluded from our non-GAAP financial statements for the three months ended March 31, 2015.
Income Tax
Effective the first quarter of 2015, the Company has begun to utilize a fixed long-term projected non-GAAP tax rate for reporting operating results and for planning, forecasting, and analyzing future periods. This change provides better consistency across the interim reporting periods by eliminating the effects of non-recurring and period-specific items. The non-GAAP tax rate is 35%. See detailed discussion in the “Non-GAAP financial measures” section below.
As a result of the gain on the partial sale of the Company’s interest in CareerOne, the Company recognized a tax provision of $4.9 million in the first quarter of 2015. In addition, as a result of settlement of a tax examination during the three months ended March 31, 2015, the Company recorded a tax benefit due to recognition of previously unrecognized tax positions, and reversed accrued interest and penalties on unrecognized tax positions, which, on a net of tax basis, impacted the effective tax rate by $15.8 million. These items have been excluded from our non-GAAP financial statements for the three months ended March 31, 2015.

As a result of the gain related to the deconsolidation of our subsidiaries in Poland, Hungary and the Czech Republic, the Company recognized a tax provision of $5.5 million in the first quarter of 2014 which has been excluded from our non-GAAP financial statements for the three months ended March 31, 2014.
Reclassifications
Certain reclassifications of prior year amounts have been made for consistent presentation.
Non-GAAP financial measures
The Company has provided certain Non-GAAP financial information as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles (“GAAP”) and may be different from non-GAAP measures reported by other companies. The Company believes that its presentation of non-GAAP measures provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations.
Non-GAAP revenue, operating expenses, operating income, operating margin, net income, and diluted earnings per share attributable to Monster Worldwide, Inc. all exclude certain proforma adjustments including: non-cash stock based compensation expense; costs incurred in connection with the Company’s restructuring programs; non-cash impairment charges; amortization of the debt discount and deferred financing costs associated with our 3.50% convertible senior notes due 2019; write-off of deferred financing costs relating to our former credit facility, amended in October 2014; income tax benefits associated with the reversal of income tax reserves on uncertain tax positions and a tax benefit related to certain losses arising from the Company’s restructuring programs; income tax provisions for increased valuation allowances on deferred tax assets; gain on deconsolidation of subsidiaries and tax provisions thereon; gain on partial sale of an equity method investment and tax provisions thereon; and charges related to exited facilities and acquisition related costs.
In the first quarter of the calendar year 2015, the Company began to utilize a fixed long-term projected non-GAAP tax rate for reporting operating results and for planning, forecasting, and analyzing future periods. This change provides better consistency across the interim reporting periods by eliminating the effects of non-recurring and period-specific items. When projecting this long-term rate, the Company evaluated a five-year financial projection comprising the current and the next four years that exclude the income tax effects of the non-GAAP pre-tax adjustments described above, eliminates the effects of non-recurring and period specific items which can vary in size and frequency, and is reflective of the anticipated future geographic mix of income among tax jurisdictions. The projected rate also assumes no new acquisitions or disposals in the five-year period, eliminates the effect of tax valuation allowances, and takes into account other factors including the Company’s current tax structure, its existing tax positions in various jurisdictions and key legislation in major jurisdictions where the Company operates. The non-GAAP tax rate is 35%. The Company intends to re-evaluate this long-term rate on an annual basis or if any significant events that may materially affect this long-term rate occur. This long-term rate could be subject to change for a variety of reasons, which may include (but are not limited to) for example, significant changes in the geographic earnings mix including future acquisition or disposition activity, having less income than anticipated, or fundamental tax law changes in major jurisdictions where the Company operates.
The Company uses these Non-GAAP measures for reviewing the ongoing results of the Company’s core business operations and in certain instances, for measuring performance under certain of the Company’s incentive compensation plans. These Non-GAAP measures may not be comparable to similarly titled measures reported by other companies.
Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is defined as operating income or loss before depreciation and amortization, non-cash compensation expense, non-cash impairment charges, and non-cash costs incurred in connection with the Company’s restructuring programs. Adjusted EBITDA excludes the impact of the pro-forma adjustments discussed above. The Company considers EBITDA and Adjusted EBITDA to be an important indicator of its operational strength which the Company believes is useful to management and investors in evaluating its operating performance. EBITDA and Adjusted EBITDA are non-GAAP measures and may not be comparable to similarly titled measures reported by other companies.
Free cash flow is defined as cash flow from operating activities less capital expenditures. Free cash flow is considered a liquidity measure and provides useful information about the Company’s ability to generate cash after investments in property and equipment. Free cash flow reflected herein is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies. Free cash flow does not reflect the total change in the Company’s cash position for the period and should not be considered a substitute for such a measure.
Net cash and securities are defined as cash and cash equivalents plus short-term and long-term marketable securities, less total debt. Total available liquidity is defined as cash and cash equivalents, plus short-term and long-term marketable securities, plus unused borrowings under our credit facility. The Company considers net cash and securities and total available liquidity to be important measures of liquidity and indicators of its ability to meet its ongoing obligations. The Company also uses net cash and securities and total available liquidity, among other measures, in evaluating its choices for capital deployment. Net cash and securities and total available liquidity are presented herein as non-GAAP measures and may not be comparable to similarly titled measures used by other companies.

Monster Worldwide, Inc.
Statements of Operations
(unaudited, in thousands, except per share amounts)

	Trended Data
Summary P&L Information	Q1 2014	Q2 2014	Q3 2014	Q4 2014	FY 2014	Q1 2015
Careers-North America	$127,545	$126,160	$124,757	$122,487	$500,949	$122,392
Careers-International	70,604	68,281	66,463	63,716	269,064	61,301
Revenue	198,149	194,441	191,220	186,203	770,013	183,693
Salary and related	93,826	94,157	93,905	95,898	377,786	89,281
Office and general	42,688	37,296	39,992	38,355	158,331	34,235
Marketing and promotion	41,413	37,377	35,109	32,493	146,392	33,161
Restructuring and other special charges	—	—	—	—	—	20,222
Goodwill impairment	—	—	—	325,800	325,800	—
Depreciation expense	11,885	11,217	11,548	11,369	46,019	11,082
Stock-based compensation	8,173	9,063	6,682	11,439	35,357	4,465
Amortization of intangibles	634	618	646	726	2,624	725
Operating expenses	198,619	189,728	187,882	516,080	1,092,309	193,171

Operating (loss) income	(470)	4,713	3,338	(329,877)	(322,296)	(9,478)
Gain on partial sale of equity method investment	—	—	—	—	—	8,849
Gain on deconsolidation of subsidiaries, net	11,828	—	—	—	11,828	—
Interest and other, net	(1,323)	(1,660)	(1,830)	(3,739)	(8,552)	(3,107)
Income (loss) before income taxes and equity interests	10,035	3,053	1,508	(333,616)	(319,020)	(3,736)
Provision for (benefit from) income taxes	6,663	1,615	1,934	(45,503)	(35,291)	(13,145)
(Loss) income in equity interests, net	(133)	58	75	(78)	(78)	(220)
Net income (loss)	3,239	1,496	(351)	(288,191)	(283,807)	9,189
Net income attributable to noncontrolling interest	(1,174)	(1,462)	(1,318)	(1,528)	(5,482)	(1,019)
Net income (loss) attributable to Monster Worldwide, Inc.	$2,065	$34	$(1,669)	$(289,719)	$(289,289)	$8,170

Basic earnings (loss) per share attributable to Monster Worldwide, Inc.	0.02	—	(0.02)	(3.31)	(3.29)	0.09

Diluted earnings (loss) per share attributable to Monster Worldwide, Inc.	0.02	—	(0.02)	(3.31)	(3.29)	0.09

Weighted avg. shares outstanding:
Basic	91,102	87,080	86,576	87,478	88,045	89,137
Diluted	94,416	89,955	86,576	87,478	88,045	91,474

Global employees - continuing operations (ones)	4,068	4,078	4,067	4,091	4,091	3,885
Annualized revenue per average employee	$196.5	$191.0	$187.8	$182.6	$189.5	$184.2

Monster Worldwide, Inc.
Non-GAAP Statements of Operations
(Unaudited, in thousands, except for per share amounts)

	Trended Data
Summary P&L Information	Q1 2014	Q2 2014	Q3 2014	Q4 2014	FY 2014	Q1 2015
Careers-North America	$127,545	$126,160	$124,757	$122,487	$500,949	$122,392
Careers-International	70,604	68,281	66,463	63,716	269,064	61,301
Revenue	198,149	194,441	191,220	186,203	770,013	183,693
Salary and related	93,826	94,157	93,905	90,924	372,812	89,281
Office and general	36,339	37,296	39,112	36,855	149,602	34,235
Marketing and promotion	41,413	37,377	35,109	32,493	146,392	33,161
Depreciation expense	11,885	11,217	11,548	11,369	46,019	11,081
Amortization of intangibles	634	618	646	726	2,624	726
Operating expenses	184,097	180,665	180,320	172,367	717,449	168,484
Operating income	14,052	13,776	10,900	13,836	52,564	15,209
Interest and other, net	(1,323)	(1,660)	(1,830)	(1,378)	(6,191)	(1,823)
Income before income taxes and equity interests	12,729	12,116	9,070	12,458	46,373	13,386
Provision for income taxes	4,083	3,756	3,175	4,365	15,379	4,686
(Loss) income in equity interests, net	(133)	58	75	(78)	(78)	(220)
Net income	8,513	8,418	5,970	8,015	30,916	8,480
Net income attributable to noncontrolling interest	(1,174)	(1,462)	(1,318)	(1,528)	(5,482)	(1,019)
Net income attributable to Monster Worldwide, Inc.	$7,339	$6,956	$4,652	$6,487	$25,434	$7,461
Diluted earnings per share attributable to Monster Worldwide, Inc.	$0.08	$0.08	$0.05	$0.07	$0.28	$0.08
Weighted avg. shares outstanding:
Basic	91,102	87,080	86,576	87,478	88,045	89,137
Diluted	94,416	89,955	89,317	90,664	91,091	91,474

Monster Worldwide, Inc.
Segment Information and Margin Analysis - GAAP and Non-GAAP
(unaudited, in thousands)

	Trended Data
	Q1 2014	Q2 2014	Q3 2014	Q4 2014	FY 2014	Q1 2015
Segment Revenue:
Careers-North America	$127,545	$126,160	$124,757	$122,487	$500,949	$122,392
Careers-International	70,604	68,281	66,463	63,716	269,064	61,301
Total revenue	$198,149	$194,441	$191,220	$186,203	$770,013	$183,693
Segment operating income (loss): GAAP
Careers-North America	$15,811	$21,366	$21,752	$(305,847)	$(246,918)	$13,338
Careers-International	(5,289)	(6,974)	(7,551)	(5,315)	(25,129)	(12,918)
Total operating income (loss) GAAP	$10,522	$14,392	$14,201	$(311,162)	$(272,047)	$420
Corporate expenses GAAP	(10,992)	(9,679)	(10,863)	(18,715)	(50,249)	(9,898)
Total operating (loss) income GAAP	$(470)	$4,713	$3,338	$(329,877)	$(322,296)	$(9,478)
Segment operating income (loss)(1): Non-GAAP
Careers-North America	$21,923	$24,980	$24,617	$23,921	$95,441	$25,846
Careers-International	(3,130)	(4,512)	(5,556)	(2,879)	(16,077)	(3,120)
Total operating income Non-GAAP	$18,793	$20,468	$19,061	$21,042	$79,364	$22,726
Corporate expenses Non-GAAP	(4,741)	(6,692)	(8,161)	(7,206)	(26,800)	(7,517)
Total operating income Non-GAAP	$14,052	$13,776	$10,900	$13,836	$52,564	$15,209
(1) - See notes to financial supplement for further explanation of Non-GAAP measures.

Monster Worldwide, Inc.
Reconciliation of Operating Income (Loss) to EBITDA and Adjusted EBITDA
(unaudited, in thousands)

	Trended Data
Summary P&L Information	Q1 2014	Q2 2014	Q3 2014	Q4 2014	FY 2014	Q1 2015
Revenue	$198,149	$194,441	$191,220	$186,203	$770,013	$183,693
Operating (loss) income - GAAP	$(470)	$4,713	$3,338	$(329,877)	$(322,296)	$(9,478)
Depreciation expense	11,885	11,217	11,548	11,369	46,019	11,082
Stock-based compensation	8,173	9,063	6,682	11,439	35,357	4,465
Goodwill impairment	—	—	—	325,800	325,800	—
Restructuring non-cash charges	—	—	—	1,000	1,000	4,226
Amortization of intangibles	634	618	646	726	2,624	725
EBITDA (1)	$20,222	$25,611	$22,214	$20,457	$88,504	$11,020
Non-GAAP severance	—	—	—	4,974	4,974	—
Facilities costs	6,349	—	880	500	7,729	—
Restructuring expenses, less non-cash items	—	—	—	—	—	15,996
Total non-GAAP Adjustments	6,349	—	880	5,474	12,703	15,996
Adjusted EBITDA (1)	$26,571	$25,611	$23,094	$25,931	$101,207	$27,016
(1) - See notes to financial supplement for further explanation of Non-GAAP measures.

Monster Worldwide, Inc.
Statements of Cash Flows
(unaudited, in thousands)

	Trended Data
	Q1 2014	Q2 2014	Q3 2014	Q4 2014	FY 2014	Q1 2015
Cash flows provided by operating activities:
Net income (loss)	$3,239	$1,496	$(351)	$(288,191)	$(283,807)	$9,189
Adjustments to reconcile net income (loss) to cash provided by (used for) operating activities:
Depreciation and amortization	12,519	11,835	12,194	12,095	48,643	11,807
Provision for doubtful accounts	316	412	562	417	1,707	323
Stock-based compensation	8,173	9,063	6,682	11,439	35,357	4,465
Deferred income taxes	3,893	(491)	53	(46,873)	(43,418)	3,933
Non-cash restructuring charges	—	—	—	—	—	4,226
Impairment of investment and indefinite live intangible	—	—	—	2,070	2,070	—
Goodwill impairment	—	—	—	325,000	325,000	—
Loss (income) in equity interests, net	133	(58)	(75)	78	78	220
Gain on deconsolidation of subsidiaries	(13,647)	—	—	—	(13,647)	—
Amount reclassified from accumulated other comprehensive income	1,819	—	—	—	1,819	—
Gain on partial sale of equity method investment	—	—	—	—	—	(8,849)
Excess income tax benefit from equity compensation plans	(130)	(69)	—	—	(199)	—
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	14,501	25,023	25,832	(24,789)	40,567	(255)
Prepaid and other	(14,838)	6,848	(2,855)	(863)	(11,708)	(4,298)
Deferred revenue	(964)	(26,525)	(29,483)	24,256	(32,716)	9,946
Accounts payable, accrued liabilities, and other	3,893	(2,634)	(622)	12,372	13,009	(3,948)
Total adjustments	15,668	23,404	12,288	315,202	366,562	17,570
Net cash provided by operating activities	18,907	24,900	11,937	27,011	82,755	26,759
Cash flows (used for) provided by investing activities:
Capital expenditures	(10,700)	(11,769)	(8,287)	(9,087)	(39,843)	(7,945)
Payments for acquisitions, net of cash acquired	(27,005)	—	—	—	(27,005)	—
Investment in Alma Career Oy	(6,516)	—	—	—	(6,516)	—
Cash funded to equity investee and other	(729)	113	(606)	(941)	(2,163)	976
Capitalized patent defense costs	—	(1,220)	(1,742)	(1,577)	(4,539)	(2,263)
Cash received from partial sale of equity investment	—	—	—	—	—	9,128
Net cash used for investing activities	(44,950)	(12,876)	(10,635)	(11,605)	(80,066)	(104)
Cash flows provided by (used for) financing activities:
Proceeds from borrowings on credit facilities	78,800	—	1,500	66,100	146,400	31,600
Payments on borrowings on credit facilities	—	(8,100)	—	(184,200)	(192,300)	(31,600)
Proceeds from borrowings on term loan	—	—	—	90,000	90,000	—
Payments on borrowings on term loan	(1,875)	(2,500)	(2,500)	(84,750)	(91,625)	(2,250)
Proceeds from convertible notes	—	—	—	143,750	143,750	—
Fees paid on the issuance of debt and purchase of capped call	—	—	—	(23,111)	(23,111)	(997)
Tax withholdings related to net share settlements of restricted stock awards and units	(1,427)	(2,280)	(1,307)	(5,551)	(10,565)	(5,494)
Repurchase of common stock	(39,653)	(11,864)	(553)	—	(52,070)	—
Excess income tax benefit from equity compensation plans	130	69	—	—	199	—
Dividend paid to noncontrolling interest	—	(3,021)	—	—	(3,021)	—
Net cash provided by (used for) financing activities	35,975	(27,696)	(2,860)	2,238	7,657	(8,741)
Effects of exchange rates on cash	118	1,436	(2,461)	(3,723)	(4,630)	(1,981)
Net increase (decrease) in cash and cash equivalents	10,050	(14,236)	(4,019)	13,921	5,716	15,933
Cash and cash equivalents, beginning of period	88,581	98,631	84,395	80,376	88,581	94,297
Cash and cash equivalents, end of period	$98,631	$84,395	$80,376	$94,297	$94,297	$110,230

Monster Worldwide, Inc.
Consolidated Condensed Balance Sheets
(unaudited, in thousands)

	Trended Data
	March 2014	June 2014	September 2014	December 2014	March 2015
ASSETS
Current assets:
Cash and cash equivalents	$98,631	$84,395	$80,376	$94,297	$110,230
Accounts receivable, net	318,615	293,732	262,434	282,523	275,539
Prepaid and other	92,717	88,127	87,353	83,326	66,785
Total current assets	509,963	466,254	430,163	460,146	452,554
Property and equipment, net	126,232	126,345	121,461	119,729	117,203
Goodwill	918,672	915,024	891,870	540,621	535,790
Intangibles, net	27,849	29,186	31,327	30,503	29,802
Investment in unconsolidated affiliates	24,584	23,759	22,690	20,700	18,832
Other assets	35,496	36,697	37,355	45,452	49,284
Total assets	$1,642,796	$1,597,265	$1,534,866	$1,217,151	$1,203,465
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable, accrued expenses and other	$166,270	$160,613	$153,343	$159,027	$160,821
Deferred revenue	341,947	315,786	281,039	300,724	303,535
Current portion of long-term debt	212,200	201,600	10,000	9,563	10,125
Total current liabilities	720,417	677,999	444,382	469,314	474,481
Long-term income taxes payable	54,451	55,355	56,465	54,636	37,550
Long-term debt, net, less current portion	—	—	190,600	201,821	200,055
Other liabilities	53,527	57,146	59,219	16,635	18,125
Total liabilities	828,395	790,500	750,666	742,406	730,211
Common stock and class B common stock	142	142	143	144	146
Additional paid-in capital	2,011,447	2,019,350	2,026,324	2,040,209	2,044,732
Accumulated other comprehensive income (loss)	67,691	61,916	35,685	9,245	(110)
Accumulated deficit	(562,806)	(562,772)	(564,441)	(854,160)	(845,990)
Treasury stock, at cost	(753,873)	(768,050)	(769,676)	(774,940)	(781,041)
Noncontrolling interest	51,800	56,179	56,165	54,247	55,517
Total stockholders' equity	814,401	806,765	784,200	474,745	473,254
Total liabilities and stockholders' equity	$1,642,796	$1,597,265	$1,534,866	$1,217,151	$1,203,465
Memo(1)
- Net cash	$(113,569)	$(117,205)	$(120,224)	$(117,088)	$(99,950)
(1) - See notes to financial supplement for definitions and calculations of selected financial metrics.